Exhibit 99.(h)(3)(i)

CJ Reed
Executive Director
Worldwide Securities Services

AMENDMENT

October 24, 2013

The UBS Funds

One North Wacker Drive

Chicago, IL 60606

RE: AMENDMENT OF EXHIBIT A TO THE GLOBAL CUSTODY AGREEMENT AND FUND SERVICES AGREEMENT EFFECTIVE JUNE 27, 2012 TO REFLECT THE ADDITION OF SERIES, NAME CHANGES TO SERIES AND ELMINATION OF SERIES.

Dear Sirs:

We refer to the Global Custody Agreement and Fund Services Agreement effective June 27, 2012 (the “Agreements”) between JPMorgan Chase Bank, National Association and The UBS Funds.

The parties hereby agree as follows:

1.              “Exhibit A” – List of Funds of The UBS Funds as last amended on January 28, 2013 IS REPLACED in its entirely with “Exhibit A” – List of Funds of The UBS Funds as last amended on October 24, 2013attached hereto.

The Agreements, as amended by this letter amendment, shall continue in full force effect.

Please evidence your acceptance of the terms of this letter by signing below and returning one original to CJ Reed, J.P. Morgan, One Beacon Street, 19th Floor, Boston, MA 02108.

JPMORGAN CHASE BANK, N.A.		Accepted and Agreed:
THE UBS FUNDS
by:	/s/ CJ Reed
		by:	/s/ Tammie Lee
Name: CJ Reed
Title: Executive Director		Name: Tammie Lee
Title: Vice President and Assistant Secretary

Accepted and Agreed:
THE UBS FUNDS

		by:	/s/ Thomas Disbrow

Name: Thomas Disbrow
Title: Vice President and Treasurer

One Beacon Street, Floor 19, Boston, MA 02108
Telephone: 617 223 9144  Facsimile: 617 854 7976  cathy-jo.reed@jpmorgan.com

JPMorgan Chase Bank, N.A.

SCHEDULE B1

LIST OF SERIES OF THE UBS FUNDS

AS LAST AMENDED October 24, 2013

UBS Core Plus Bond Fund

UBS U.S. Large Cap Equity Fund

UBS U.S. Equity Opportunity Fund

UBS U.S. Small Cap Growth Fund

UBS Global Allocation Fund

UBS Global Bond Fund

UBS Global Sustainable Equity Fund

UBS Dynamic Alpha Fund

UBS U.S. Defensive Equity Fund

UBS Asset Growth Fund

UBS Equity Long-Short Multi-Strategy Fund

UBS Fixed Income Opportunities Fund

UBS Emerging Markets Debt Fund

UBS Multi-Asset Income Fund